UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




         Date of Report (Date of earliest event reported): April 6, 2000



                           Commission File No. 0-26072


                                   THCG, INC.

             (Exact Name of Registrant as Specified in Its Charter)


               Utah                                    87-0415597
   (State or Other Jurisdiction            (I.R.S. Employer Identification No.)
 of Incorporation or Organization)


 650 Madison Avenue, 21st Floor, New York, NY                      10022
    (Address of Principal Executive Office)                      (Zip Code)


       Registrant's telephone number, including area code: (212) 223-0440

Item 4.    Changes in Registrant's Certifying Accountant

         On April 6, 2000, THCG, Inc. ("THCG") dismissed Richard A. Eisner & Company, LLP ("Eisner & Company") as its independent auditors.

         The Audit Committee of the Board of Directors recommended and the Executive Committee of the Board of Directors approved a change in independent auditors and selected Arthur Andersen LLP as independent auditors to audit the financial statements of THCG for the fiscal year ending December 31, 2000, subject to ratification by the shareholders at the Annual Meeting.

         Eisner & Company served as independent auditors of THCG for the fiscal year ending December 31, 1999. Eisner & Company's report on THCG's financial statements for the last fiscal year did not contain an adverse opinion or disclaimer of opinion, nor were any such reports qualified or modified as to uncertainty, audit scope or accounting principles. Further, there have been no disagreements with Eisner & Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreement, if not resolved to the satisfaction of such auditors, would have caused such auditors to make reference to the subject matter of the disagreement(s) in connection with their report thereon during THCG's most recent fiscal year.


Item 7.  Financial Statements and Exhibits

c)       Exhibit 16

         Letter of Eisner & Company, dated April 6, 2000, to the Securities and Exchange Commission.


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

                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        THCG, Inc.
                                        (Registrant)


Date: April 6, 2000                     By: /s/ Joseph D. Mark
                                           -----------------------
                                                Joseph D. Mark
                                                Co-CEO

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

                                                                      EXHIBIT 16

                [LETTERHEAD OF RICHARD A. EISNER & COMPANY, LLP]



                                               April 6, 2000



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re:   Changes in Registrant's Certifying Public Accountants Disclosure
               ----------------------------------------------------------------
Gentlemen:

         We have reviewed the information being disclosed in the third paragraph under Item 4 of the Form 8-K, dated April 6, 2000, of THCG, Inc. (the "Company") and we are in agreement with such information.





By: /s/ Richard A. Eisner & Company, LLP
   -------------------------------------
    Richard A. Eisner & Company, LLP